Exhibit 23.7

[LETTERHEAD OF FRIEDMAN, BILLINGS, RAMSEY & CO, INC.]

September 29, 2004

Consent of Friedman, Billings, Ramsey & Co, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of the description of our presentations and the references to our name contained under the headings “The REIT Conversion—Background” appearing in the Registration Statement (No. 333-114709) on Form S-4, as amended, of New Century REIT, Inc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

FRIEDMAN, BILLINGS, RAMSEY & CO, INC.

By:	/s/ Kenneth P. Slosser
Kenneth P. Slosser
Managing Director